UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

TANDY BRANDS ACCESSORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 200 Arlington, Texas	76011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 548-0090

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As of February 12, 2008, Tandy Brands Accessories, Inc. (the “Company”) entered into a credit agreement with Comerica Bank (the “Lender”) providing terms and conditions governing certain loans and other credit accommodations extended by the Lender to the Company (together with all addenda, amendments, exhibits and schedules, the “Credit Agreement”).

On October 6, 2009, the Company and the Lender entered into Amendment No. 2 to the Credit Agreement (the “Amendment”). The Amendment had the effect of extending the maturity of the Credit Agreement from February 12, 2010 to April 6, 2011. In addition, the amendment relaxed the limitations on the Company’s ability to acquire fixed assets without the Lender’s approval, decreased the tangible net worth requirement and modified the unused commitment fee payable by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: October 8, 2009	By:	/s/ M.C. Mackey M.C. Mackey Chief Financial Officer